UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2007 (September 28, 2007)

THE NASDAQ STOCK MARKET, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (212) 401-8700

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2007, The Nasdaq Stock Market, Inc. (“Nasdaq”), Bank of America, N.A. and JPMorgan Chase Bank, N.A. entered into an amendment to their debt financing commitment to increase the total amount available under the commitment to an aggregate amount of up to $2.2 billion consisting of: (i) a $750.0 million term loan facility, (ii) a $1.375 billion term loan facility and (iii) a revolving credit facility of $75.0 million (collectively, the “Agreements”). The amendment was made as a result of Nasdaq’s announcement on September 26, 2007 that it had amended its Letter Agreement with Borse Dubai to increase the cash component of its agreement with Borse Dubai in connection with Borse Dubai’s offer for OMX AB (publ).

The terms and conditions of the Agreements and the Letter Agreement are set forth in Nasdaq’s Form 8-K dated September 26, 2007, which are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and
General Counsel
Dated: October 4, 2007